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                                                                    EXHIBIT 11.1

                            MOLECULAR DYNAMICS, INC.

             STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                      Years ended December 31,
                                                      ------------------------
                                              1996             1995              1994
                                              ----             ----              ----
Net income (loss)                         $  3,408,000     $ (2,987,000)     $ (4,704,000)
Weighted average shares outstanding:
  Common stock                              10,058,000       10,095,000        10,056,000
  Common stock equivalents -- options          667,000               --                --
                                          ------------     ------------      ------------
                                            10,725,000       10,095,000        10,056,000
                                          ------------     ------------      ------------
Earnings (loss) per share                 $        .32     $       (.30)     $       (.47)
                                          ============     ============      ============
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